Exhibit 1.1
[●] Shares
HAMILTON INSURANCE GROUP, LTD.
Common Shares
UNDERWRITING AGREEMENT
[●], 2023
BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. LLC,
As Representatives of the several
Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Hamilton Insurance Group, Ltd., a Bermuda corporation (the “Company”), and certain shareholders of the Company named in Schedule II attached hereto (the “Selling Shareholders”) severally propose to sell an aggregate of [●] of the Company’s Class B common shares (the “Firm Shares”), par value $0.01 per share (together with the Company’s outstanding Class A common shares and Class C common shares, the “Common Shares”). Of the [●] Firm Shares, [●] are being sold by the Company and [●] are being sold by the Selling Shareholders. In addition, the Selling Shareholders propose to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to [●] additional Common Shares on the terms set forth in Section 3 (the “Option Shares”). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”. This Agreement is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.
1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)    A registration statement on Form S-1 (File No. 333-275000) relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
(i)    “Applicable Time” means [●] [A.M.][P.M.] (New York City time) on [●], 2023;
(ii)    “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;
(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares;
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;
(vi)    “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;
(vii)    “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;
(viii)     “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act; and
(ix)     “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
(b)    The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with, the consent of the Representatives, with entities that are, or are reasonably believed to be, qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are, or that the Company reasonably believes to be, accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.
(c)    The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Shares, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).
(d)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.
(e)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(f)    The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(h)    Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).
(i)    No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); and the Company has filed publicly on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(j)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities

Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.
(k)    The Company and each of its subsidiaries (for the avoidance of doubt, all references in this Agreement to the Company’s subsidiaries include each entity that is consolidated in the Company’s audited consolidated financial statements) have been duly organized, are validly existing and in good standing as a corporation or other business entity under the laws of their jurisdiction of organization and are duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which their ownership or lease of property or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VIII hereto.
(l)    The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of the share capital of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m)    The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights, and all Shares will be sold in compliance with federal and state securities laws.

(n)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company. Each of the attorneys-in-fact acting on behalf of the Selling Shareholders has full right, power and authority to enter into this Agreement and the Custody Agreement (as defined in Section 2).
(o)    The issuance and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation, memorandum of association or bye-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
(p)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale by the Company or the sale by the Selling Shareholders of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws and/or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and sale of the Shares by the Underwriters and (iii) except as required under applicable federal, state or foreign securities laws and the by-laws and rules of FINRA or as would materially impair the Company’s ability to consummate the transactions contemplated by and comply with its obligations under this Agreement, consents, approvals, authorizations, orders, filings, registrations or qualifications that would not reasonably be expected to have a Material Adverse Effect.
(q)    The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial information included in the most recent Preliminary Prospectus (including the financial information set forth under the caption “Prospectus Summary—[Recent Developments]”) presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K, each as promulgated by the Commission, to the extent applicable. The most recent Preliminary Prospectus includes all financial statements required to be included in the Registration Statement by Regulation S-X under the Securities Act and no additional financial statements are required to be included in the Prospectus or Registration Statement.
(r)    Ernst & Young Ltd. (“Ernst & Young”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.
(s)    The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.
(t)    (i) The Company and each of its subsidiaries on a consolidated basis maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports required to be filed or submitted under the Exchange Act upon the effectiveness of the Registration Statement is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(u)    Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls which would reasonably be expected to adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would reasonably be expected to significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(v)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Estimates” set forth in the most recent Preliminary Prospectus fairly and accurately summarizes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
(w)    There is and has been no failure on the part of the Company or of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
(x)    Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend or made any distribution on its shares or other equity interests, as applicable, and since such date, there has not been any change in the share capital or other equity interests, as applicable, short-term debt, long-term debt or investments of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)    The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.
(z)    The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.
(aa)    The Company and each of its subsidiaries own or otherwise possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, domain names, software, systems, technology and other intellectual property and proprietary rights (including all registrations and applications for registrations of, and all goodwill associated with, any of the foregoing) (collectively, the “Intellectual Property”) used in or necessary for the conduct of their respective businesses, as currently conducted and as proposed to be conducted in the most recent Preliminary Prospectus, except where the failure to own or have the right to use any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Intellectual Property owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, is valid, subsisting and enforceable; (ii) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any Intellectual Property owned by or licensed to the Company or any of its subsidiaries (other than non-final office actions before the United States Patent and Trademark Office or the expiration of patents or other registered Intellectual Property at the end of their maximum statutory term); (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property by the Company or any of its subsidiaries; (iv) to the

Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property owned or controlled by the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property of any third party, and the conduct of each of the respective businesses of the Company and its subsidiaries as currently conducted and as proposed to be conducted in the most recent Preliminary Prospectus will not infringe, misappropriate or otherwise violate any Intellectual Property of any third party; (vi) no employee engaged in the development of Intellectual Property on behalf of the Company or any of its subsidiaries has any right, title and interest in and to such Intellectual Property; and (vii) the Company and its subsidiaries use, and have used, reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all Intellectual Property of the Company and its subsidiaries, and to the Company’s knowledge, no such Intellectual Property has been disclosed other than to employees, representatives, and agents of the Company or any of its subsidiaries, all of whom are bound by written confidentiality agreements.
(bb)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(cc)    There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(dd)    There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described or filed, as applicable, as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described therein or filed as exhibits to the Registration Statement, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any party to any such contract or other document does not intend to render full performance of its obligations thereunder as contemplated by the terms thereof.
(ee)    The statements made in the most recent Preliminary Prospectus and Prospectus under the captions “Business—Regulation” and “Certain Regulatory Considerations” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
(ff)    The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(gg)    Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.
(hh)    No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(ii)    Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bye-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(jj)    Except as described in the most recent Preliminary Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
(kk)    Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement and the most recent Preliminary Prospectus, the Company does not expect (i) that it was for the taxable year ended on December 31, 2022, or (ii) to be for the taxable year ending December 31, 2023 or in the immediately foreseeable future, a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).
(ll)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except in any case in which the failure to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes due (except for cases in which failure to pay would not reasonably be expected to have a Material Adverse Effect, or except as currently being contested by the Company in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been recorded in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(mm)    Except as would reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any trade or business that is under common control with the Company or treated as a single employer with the Company within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation (“PBGC”) or the Plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (a “Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.
(nn)    The statistical and market-related data included in the most recent Preliminary Prospectus and “road show” (as defined in Rule 433 under the Securities Act) and the consolidated financial statements of the Company and its subsidiaries included in the most recent Preliminary Prospectus and “road show” (as defined in Rule 433 under the Securities Act) are based on or derived from sources that the Company believes to be reliable in all material respects.
(oo)    Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(pp)    There are no documentary, stamp, sales, withholding, transaction, issuance, registration or transfer taxes or other similar fees, duties or charges (and no interest and penalties in connection therewith) required to be paid in connection with the execution and delivery of this Agreement or the issue and sale by the Company, or to the Company’s knowledge, the sale by the Selling Shareholders of the Shares as contemplated hereby (including, for the avoidance of doubt, the creation, allotment and issuance of the Shares, the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters and the resale and delivery of the shares by the Underwriters), provided that this Section 1(pp) shall not apply to any net income taxes imposed on an Underwriter in: (i) its jurisdiction of organization or tax residence or in any jurisdiction in which an Underwriter is engaged in business for tax purposes, or (ii) any jurisdiction from or through which payment or delivery to or for the benefit of the Underwriters is made.
(qq)    The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Share Capital”, “Certain Tax Considerations”, “Business—Regulation,” “Certain Regulatory Considerations” and “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries of such matters in all material respects.
(rr)    Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been duly and validly waived in writing or satisfied with respect to the registration of the Shares in the Registration Statement) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
(ss)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(tt)    The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(uu)    The Company, its subsidiaries, controlled affiliates and, to the Company’s knowledge, its non-controlled affiliates, have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.
(vv)    The Shares has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on The New York Stock Exchange.

(ww)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.
(xx)    Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(yy)    None of the Company or any of its subsidiaries or affiliates, or any director or officer in his or her capacity as such or, to the knowledge of the Company or any of its subsidiaries, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to illicitly and improperly influence official action, or to any person in violation of any applicable anti-corruption laws.
(zz)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”).
(aaa)    (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof or, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to

Executive Order 14065, the Crimea region, Cuba, Iran, North Korea and Syria); (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, (B) to fund or facilitate any money laundering or terrorist financing activities or (C) in any other manner that will result in a violation of any anti-corruption laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Company and each of its subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in violation of Sanctions. The Company and its subsidiaries have conducted and will conduct their businesses in compliance with anti-corruption laws, Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to anti-corruption laws, Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with anti-corruption laws, Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained in this Section 1(aaa) and Sections 1(yy) and 1(zz) above.
(bbb)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and the Company and its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the IT Systems and Personal Data (as defined below) used in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, confidentiality, continuous operation, redundancy and security of all IT Systems and data (including “personal data,” “personal information,” “personally identifiable information,” or any similar or equivalent term as defined under applicable Privacy Laws (as defined below) (collectively, “Personal Data”)) and any other sensitive, confidential or regulated data used, stored or otherwise processed in connection with their businesses. There have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses that would, in each instance, require notification under any applicable law, rule, regulation, or contractual obligation to any affected person, contractual counterparty, law enforcement, or governmental or regulatory authority.
(ccc)    The Company and each of its subsidiaries are presently, and at all prior times were, in material compliance with all applicable data privacy and security laws, statutes,

judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data, including any collected from or provided by third parties, and the security of IT Systems (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies, all third-party obligations and, if and to the extent applicable to the Company and its subsidiaries, industry standards regarding the protection and processing of Personal Data; and (ii) reasonably protect the confidentiality, integrity and availability of all Personal Data used, stored or otherwise processed in connection with the Company’s and its subsidiaries’ businesses (collectively, the “Policies”). At all times in the last five years, to the extent required by Privacy Laws or Policies, the Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company's then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s then-current privacy practices. No disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries has received written notice of any actual or potential liability under or relating to, or alleging any actual or potential violation of, any of the Privacy Laws and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Policies. There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with Privacy Laws or Policies.
(ddd)    No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any “road show” (as defined in Rule 433 under the Securities Act) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(eee)    There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or, to the knowledge of the Company or any of its officers or directors, 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriters.
(fff)    Except as described in the most recent Preliminary Prospectus, none of the Company or its subsidiaries is a party to, or has any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any court or governmental agency or body.
(ggg)    The Company and each of its subsidiaries that is engaged in the business of insurance or reinsurance is, in all material respects, duly licensed or registered as a holding company, as an insurer or as a reinsurer, as the case may be (each, an “Insurance Entity”), under the insurance laws (including, without limitation, laws that relate to holding companies or other companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”) of each jurisdiction in which the conduct of its business as described in the most recent Preliminary Prospectus requires such licensing or registration (each such license or registration, an “Insurance License”). Each Insurance Entity has made all required material filings under applicable Insurance Laws in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities (together with the Insurance Licenses, the “Insurance Licenses and Authorizations”) necessary to conduct its business as described in the most recent Preliminary Prospectus and all of the foregoing are in full force and effect except where the failure to have such Insurance Licenses and Authorizations in full force and effect would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that would, individually or in the aggregate, result in the revocation, termination or suspension of any of the Insurance Licenses and Authorizations that would reasonably be expected to have a Material Adverse Effect. None of the Insurance Entities has received any notification from any insurance regulatory authority or other governmental entity to the effect that any additional material Insurance Licenses and Authorizations are needed to be obtained by any of the Insurance Entities. Except as described in the most recent Preliminary Prospectus, other than pursuant to Insurance Laws of general applicability, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
(hhh)    The statutory financial statements of each Insurance Entity, to the extent such entity is required to file such financial statements with the insurance regulator of a jurisdiction in which it is domiciled or conducts business, as of and for the year ended December 31, 2022 (the “Statutory Financial Statements”) that have been filed with the insurance regulator of the relevant jurisdiction have been prepared and fairly present, in all material respects, the admitted assets, liabilities, surplus, results of operations and cash flows of each of such Insurance Entity, as applicable, at the dates and for the periods indicated, in accordance with statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction for such Insurance Entity consistently applied throughout such period (excepted as specified therein). Each reserve and other liability amount in respect of the insurance business of each Insurance Entity, including reserve and other liability amounts in respect of insurance policies, established or reflected in the Statutory Financial Statements was reviewed and certified by an independent actuary or auditor in accordance with applicable insurance laws and regulations of the relevant jurisdiction. Each Insurance Entity owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the jurisdiction of domicile of such subsidiary in an amount equal to the sum of all the reserves and liability amounts and the minimum statutory capital and surplus as required by the applicable insurance laws of each jurisdiction in which such Insurance Entity is domiciled or conducts business; and the reserves set forth in the Statutory Financial Statements for the years indicated for payment of insurance policy benefits, losses, claims and expenses were considered by management of the Company to be adequate as of the date of such statements to cover the total amount of all reasonably anticipated insurance liabilities of such Insurance Entities.
(iii)    All reinsurance treaties, contracts and arrangements to which any Insurance Entity is a party are in full force and effect and no Insurance Entity is (nor, to the knowledge of the Company, is any counterparty) in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for any such violations or defaults that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect. To the knowledge of the Company, no Insurance Entity has received any notice that any of the other parties to such treaties, contracts or arrangements intends not to, or will be unable to, perform any such material treaty, contract or arrangement in any material respect.
(jjj)    All investments made by each Insurance Entity comply with all applicable laws and regulations in all material respects. None of the investments of any Insurance Entity is in default in the payment of principal or interest or dividends, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.    Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:
(a)    The Selling Shareholder, if a legal entity, has been duly formed and is validly existing as a corporation, limited liability company, public agency, a limited partnership or other legal entity, as the case may be, in good standing in its jurisdiction of formation.
(b)    Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares.
(c)    The Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholder is selling Shares, the Selling Shareholder will have, good and marketable title to the Shares to be sold by such Selling Shareholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, except for any liens, encumbrances, equities or claims arising under the Custody Agreement (as defined below).
(d)    The Shares to be sold by the Selling Shareholder hereunder are subject to the interest of the Underwriters, the arrangements made by the Selling Shareholder for the custody of the Shares for the benefit of the Underwriters, including pursuant to the Custody Agreement (as defined below), are irrevocable, and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.
(e)    Upon payment for the Shares to be sold by such Selling Shareholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (i) DTC will acquire good and marketable title to the Shares free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be successfully asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(f)    The Selling Shareholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with Broadridge Corporate Issuer Solutions, Inc., as custodian (the “Custodian”), for delivery under this Agreement, book-entry securities representing the Shares to be sold by the Selling Shareholder hereunder.
(g)    The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing Pina Albo, Craig Howie, and Gemma Carreiro as attorneys-in-fact, each of them with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.
(h)    The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Custody Agreement and the Power of Attorney and, to the Selling Shareholder’s knowledge, each of the attorneys-in-fact acting on the Selling Shareholder’s behalf has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Custody Agreement.
(i)    This Agreement has been duly and validly authorized by each Selling Shareholder that is an entity and has been duly executed and delivered by or on behalf of the Selling Shareholder.
(j)    The Power of Attorney and the Custody Agreement have been duly and validly authorized by each Selling Shareholder that is an entity and have been duly executed and delivered by or on behalf of the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable against the Selling Shareholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.
(k)    The sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Selling Shareholder, (iii) result in any violation of the provisions of the deed of trust (or similar organizational documents) of the Selling Shareholder, or (iv) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, other than in the case of clauses (i) and (iv) hereof such conflicts or violations which would not materially impair the Selling Shareholder’s ability to consummate the transactions contemplated by and comply with its obligations under this Agreement.
(l)    No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the sale of the Shares by the Selling Shareholder, the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and such other approvals as have been or will have been obtained prior to the Initial Delivery Date in connection with the purchase and sale of the Shares by the Underwriters.
(m)    All information furnished to the Company or the Underwriters by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus is, and on the Delivery Date will be, true, correct and complete in all material respects, and did not, as of the Applicable Time, and on the Delivery Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information furnished consists of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appears in the Registration Statement, the Prospectus, and the Pricing Disclosure Package in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (collectively, the “Selling Shareholder Information”).
(n)    The Selling Shareholder is not prompted to sell Shares by any material non-public information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(o)    The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.
(p)    The sale of the Shares by the Selling Shareholder does not violate any of the Company’s internal policies regarding handling of information, insider trading or otherwise disclosed in the Registration Statement that are applicable to the Selling Shareholder regarding the sale of securities by its affiliates.
(q)    In connection with the Company or any of its subsidiaries, none of the Selling Shareholder or, if applicable, any of its subsidiaries, or any director, officer, or, to the Selling Shareholder’s (and, if applicable, its subsidiaries’) knowledge, employees or controlled affiliates thereof, has used or will use any corporate or personal funds to take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to improperly influence official action, or to any person in violation of any applicable anti-corruption laws.
(r)    In connection with the Company or any of its subsidiaries, the operations of the Selling Shareholder and, if applicable, each of its subsidiaries and other entities controlled by it are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, and the Anti-Money Laundering Laws.

(s)    (i) None of the Selling Shareholder or, if applicable, any of its subsidiaries, or any director, officer, or, to the Selling Shareholder’s (and, if applicable, its subsidiaries’) knowledge, employees or controlled affiliates thereof, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region, Cuba, Iran, North Korea and Syria); (ii) the Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, (B) to fund or facilitate any money laundering or terrorist financing activities or (C) in any other manner that will result in a violation of any anti-corruption laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Selling Shareholder and, if applicable, its subsidiaries and, to the Selling Shareholder’s knowledge, entities controlled by it, have not engaged in, are not now knowingly engaging in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in violation of Sanctions. The Selling Shareholder and, if applicable, its subsidiaries have conducted and will conduct their businesses in compliance with anti-corruption laws, Anti-Money Laundering Laws and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or, if applicable, any of its subsidiaries with respect to anti-corruption laws, Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Selling Shareholder, threatened. The Selling Shareholder and its subsidiaries and, to the Selling Shareholder’s (and, if applicable, its subsidiaries’) knowledge, its controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with anti-corruption laws, Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained in this Section 2(s) and Sections 2(p) and 2(q) above.
(t)    To such Selling Shareholder’s knowledge, there are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Shareholder. None of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.
(u)    There are no legal or governmental proceedings pending to which such Selling Shareholder or, if applicable, any of its subsidiaries is a party or of which any property or assets of such Selling Shareholder or, if applicable, any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by such Selling Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated hereby; and to such Selling Shareholder’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
Any certificate signed by any Selling Shareholder, or, if applicable, any officer of the Selling Shareholder, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
3.    Purchase of the Shares by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [●] Firm Shares and each Selling Shareholder agrees to sell the number of Firm Shares set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of the Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from each Selling Shareholder that number of the Firm Shares that represents the same proportion of the number of the Firm Shares to be sold by the Company and the Selling Shareholders as the number of the Firm Shares set forth opposite the name of such Underwriter in Schedule I represents to the total number of the Firm Shares to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
In addition, each Selling Shareholder grants to the Underwriters an option to purchase up to the number of Option Shares set forth opposite such Selling Shareholder’s name in Schedule II hereto, severally and not jointly. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be sold on such Delivery Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
The purchase price payable by the Underwriters for both the Firm Shares and any Option Shares is $[●] per Share.
The Company and the Selling Shareholders are not obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.
4.    Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.

5.    Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at [10:00] A.M., New York City time, on [●], 2023, or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Shares being sold by the Company and the Selling Shareholders to or upon the order of the Company and the Selling Shareholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Shareholders shall deliver the Firm Shares through the facilities of DTC unless the Representatives shall otherwise instruct.
The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Shares are delivered is sometimes referred to as an “Option Shares Delivery Date,” and the Initial Delivery Date and any Option Shares Delivery Date are sometimes each referred to as a “Delivery Date.”
Delivery of the Option Shares by the Selling Shareholders and payment for the Option Shares by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Shares Delivery Date, the Selling Shareholders shall deliver, or cause to be delivered, the Option Shares, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Shares being sold by the Selling Shareholders to or upon the order of the Selling Shareholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Shareholders shall deliver the Option Shares through the facilities of DTC unless the Representatives shall otherwise instruct.

6.    Further Agreements of the Company and the Underwriters. (a) The Company agrees:
(i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
(ii)    To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(iii)    To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.
(iv)    To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.
(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably conditioned, delayed or withheld).
(vi)    Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
(vii)    To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
(viii)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
(ix)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the applicable securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(x)    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (other than Common Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement or pursuant to currently outstanding options or warrants not issued under one of those plans), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof and described in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (C) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each officer and director of the Company and shareholders of the Company (including such officers and directors) set forth on Schedule III hereof to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
(xi)    The Company will enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Lock-Up Period or (ii) the expiration, which shall not be amended or otherwise modified, of any similar arrangement entered into by such securityholder with the Representatives; to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up”, “market stand-off”, “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause; and not to release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representatives, on behalf of the Underwriters.

(xii)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least two business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver in accordance with FINRA Rule 5131 (which may include by issuing a press release substantially in the form of Exhibit B hereto), and containing such other information as the Representatives may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, in accordance with FINRA Rule 5131.
(xiii)    To apply the net proceeds from the sale of the Shares being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”
(xiv)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.
(xv)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.
(xvi)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.
(xvii)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.
(xviii)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(xix)    The Company will deliver to the Representatives (or their respective agents), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.
(xx)    The Company shall indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction, issuance and transfer taxes, and other similar fees, duties and charges, and any interest and penalties, on the issue and sale of the Shares by the Company and on the execution and delivery of this Agreement. All payments to be made by the Company to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior written consent (such consent not to be unreasonably conditioned, delayed or withheld) of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
7.    Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly:
(a)    On or prior to the date of this Agreement, such Selling Shareholder shall have delivered to the Representatives a duly executed Lock-Up Agreement in the form of Exhibit A hereto.
(b)    Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Shares.
(c)    To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the

Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).
(d)    Such Selling Shareholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.
(e)    Such Selling Shareholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.
(f)    Such Selling Shareholder will deliver to the Representatives (or their respective agents), on or prior to the date of execution of this Agreement, a properly completed and executed FinCEN Certification, together with copies of identifying documentation, of such Selling Shareholder and each such Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.
(g)    Each of the Selling Shareholders, severally and not jointly, shall indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction, issuance and transfer taxes and other similar fees, duties and charges, and any interest and penalties, on the sale of the Shares by each such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by any such Selling Shareholder to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
8.    Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any documentary, stamp, sales, transaction, issuance and transfer taxes and other similar fees, duties and charges, and any interest and penalties imposed in connection therewith, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by FINRA of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $[●]); (g) the listing of the Shares on the New York Stock Exchange and/or any other exchange; (h) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters; provided that in no event shall such fees exceed $[●]); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters in an amount that is not greater than $[●]); (j) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters, and the Selling Shareholders shall pay the fees and expenses of their counsel, other than any such fees and expenses that the Company has agreed to pay, and any transfer taxes payable in connection with their respective sales of Shares to the Underwriters.
9.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of Attorney, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Willkie Farr & Gallagher LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.
(e)    Carey Olsen Bermuda Limited shall have furnished to the Representatives its written opinion, as Bermuda counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.
(f)    The counsel for each of the Selling Shareholders shall have furnished to the Representatives their written opinion, as counsel to the Selling Shareholders for whom they are acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.
(g)    The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(h)    At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(i)    With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(j)    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:
(i)    That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;
(ii)    That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
(iii)    That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and
(iv)    To the effect of Section 9(l) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 9(m).
(k)    Each Selling Shareholder (or one or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.
(l)    Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or other equity interests, as applicable, short-term debt, long-term debt or investments of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(m)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities, financial strength or ability to pay claims by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.
(n)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
(o)    The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
(p)    The Lock-Up Agreements between the Representatives and each of the officers, directors and shareholders of the Company set forth on Schedule III hereof, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
(q)    On the date hereof and on each Delivery Date, the Company shall have delivered to the Representatives a certificate of the Chief Financial Officer of the Company as to certain financial information contained in the most recent Preliminary Prospectus and in the Prospectus, in form and substance satisfactory to the Representatives.
(r)    On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.
(s)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
10.    Indemnification and Contribution.
(a)    The Company hereby agrees to indemnify and hold harmless each Underwriter, each Selling Shareholder and their respective affiliates, directors, officers and employees and each person, if any, who controls any Underwriter or Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter or Selling Shareholder or any respective affiliate, director, officer, employee or controlling person of such Underwriter or Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, Selling Shareholder and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Selling Shareholder, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.
(b)    The Selling Shareholders, severally and not jointly in proportion to the number of Shares to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter and its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Shareholder or used or referred to by the Selling Shareholder in connection with the offering of the Shares in violation of Section 7(c) being referred to as a “Selling Shareholder Free Writing Prospectus”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter and its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity set forth in this paragraph 10(b) shall apply solely to such Selling Shareholder’s Selling Shareholder Information furnished to the Company or the Underwriters in writing by or on behalf of such Selling Shareholder expressly for use in any Preliminary Prospectus, Registration Statement, Prospectus, Pricing Disclosure Package, and each Issuer Free Writing Prospectus, as applicable, and any information used by such Selling Shareholder without the written authorization of the Representatives in any Selling Shareholder Free Writing Prospectus. The aggregate liability of each Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 10(e) and (f) below shall be limited to an amount equal to the total net proceeds (after deducting underwriting discounts and commissions, but before deducting any expenses) (the “Selling Shareholder Proceeds”) from the offering of the Shares purchased under the Agreement received by the Selling Shareholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.
(c)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person.
(d)    Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that in no event shall the indemnifying party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate counsel (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate counsel (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section. In any such proceeding, the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(e)    If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) any Selling Shareholder be required to contribute any amount in excess of the amount by which the Selling Shareholder Proceeds received by such Selling Shareholder exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission under Section 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective Selling Shareholder Proceeds and not joint.
(f)    The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.
11.    Defaulting Underwriters.
(a)    If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Shares that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Shares that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the total number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of Shares that remains unpurchased exceeds one-eleventh of the total number of shares of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
12.    Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 9(l), 9(m) and 9(n) shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.
13.    Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Shareholder shall fail to tender the Shares for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
14.    Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
15.    No Fiduciary Duty. The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company or Selling Shareholders shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders; and (e) does not constitute a solicitation of any action by the Underwriters. The Company and the Selling Shareholders hereby (x) waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Shareholders has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.
16.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York, 10036 Attention: Investment Banking Division (fax: (212) 507-8999); and
(b)    if to the Company or the Selling Shareholders, shall be delivered or sent by mail to the Company at the address set forth on the cover of the Registration Statement or by e-mail, Attention: General Counsel (E-mail: legalnotices@hamiltongroup.com).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Shareholders by the Custodian.
17.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
18.    Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
19.    Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20.    Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).
21.    Submission to Jurisdiction, Etc. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, N.Y. 10011, as their respective authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 16 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
22.    Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
23.    Judgment Currency. The obligation of the Company and each Selling Shareholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.
24.    Waiver of Jury Trial. The Company, the Selling Shareholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
25.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
26.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
27.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any of the Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any of the Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For the purposes of this Section 27, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HAMILTON INSURANCE GROUP, LTD.

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE II TO THIS AGREEMENT

By:
Name:
Title: As Attorney-in-Fact acting on behalf of each of the Selling Shareholders, acting severally

Accepted:
BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. LLC
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Name:
Title:

By MORGAN STANLEY & CO. LLC

By:
Name:
Title:

SCHEDULE I

	Number of Firm Shares	Number of Option Shares
Underwriters

Barclays Capital Inc.
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
Dowling & Partners Securities LLC
JMP Securities LLC
Keefe, Bruyette & Woods, Inc.
Commerz Markets LLC
Total

SCHEDULE II

Name of Selling Shareholder	Number of Firm Shares	Number of Option Shares

BSOF Master Fund L.P.
BSOF Master Fund II L.P.
Hamilton Investments L.P.
Morgan Stanley Gift Clearing Trust
Dechomai Asset Trust
National Philanthropic Trust
Jewish Communal Fund
Tudor Private Portfolio II LLC
D. Pauline Richards
William C. Freda
[●]

Total

SCHEDULE III
Lock-up Parties
[Intentionally Omitted]

SCHEDULE IV
ORALLY CONVEYED PRICING INFORMATION
1. The public offering price is $[●] per share
2. [●] Firm Shares
3. [●] Option Shares

SCHEDULE V
ISSUER FREE WRITING PROSPECTUS – ROAD SHOW MATERIALS
[Intentionally Omitted]

SCHEDULE VI
ISSUER FREE WRITING PROSPECTUS
[None.]

SCHEDULE VII
WRITTEN TESTING-THE-WATERS COMMUNICATIONS
[Intentionally Omitted]

SCHEDULE VIII
SUBSIDIARIES

Hamilton UK Holdings II Limited
Hamilton BDA Services Limited
Hamilton Re, Ltd.
Hamilton ILS Holdings Limited
Hamilton UK Holdings Limited
Hamilton US Holdings II, Inc.
Turing Re, Ltd.
Hamilton Insurance Services (Bermuda), Ltd.
Ada Capital Management, Limited
Hamilton Insurance Designated Activity Company
Hamilton Corporate Member Limited
Hamilton U.S. Services, LLC
Hamilton Managing General Agency Americas LLC
Hamilton Select Holdings Inc.
Hamilton Insurance DAC London Branch
Hamilton Select Insurance Inc.
Hamilton UK Services Limited
Hamilton Corporate Member II Limited
Hamilton UK Services Dublin Branch
Hamilton Managing Agency Limited
Hamilton Corporate Member III Limited
Hamilton Managing General Agency United Kingdom Ltd
Hamilton Corporate Member IV Limited

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
Morgan Stanley & Co. LLC
As Representatives of the several
  Underwriters named in Schedule I of the Underwriting Agreement,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
The undersigned understands that Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) are acting as representatives (in such capacities, the “Representatives”) of the several Underwriters (the “Underwriters”) named in Schedule I of the Underwriting Agreement (as defined below) and propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Hamilton Insurance Group, Ltd., a Bermuda corporation (the “Company”) and the Selling Shareholders named in Schedule II thereto providing for the purchase by the Underwriters of Class B common shares (the “Shares”), par value $0.01 per share (together with the Company’s Class A and Class C common shares, the “Common Shares”), of the Company, and that the Underwriters propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.
In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and Common Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Shares (other than the Shares), (2) enter into any swap or other derivatives
Exhibit A-1

transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing, in each case with respect to clauses (1) through (3), for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).
The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Shares or any other securities of the Company even if such Common Shares or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Shares, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Shares or other securities of the Company.
The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:
(a)    transactions relating to Common Shares or other securities acquired in the open market after the completion of the Offering;
(b)    gifts, sales or other dispositions of shares of any class of the Company’s share capital, in each case (1) as a bona fide gift, including bona fide gifts to charitable organizations, (2) by will or intestacy, (3) that are made exclusively between and among the undersigned or members of the undersigned’s immediate family (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) (including to any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of any members of the undersigned’s family), (4) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (5) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above, or (6) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity, in each case that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, affiliates of the undersigned, including, where the undersigned is a partnership, to its general partner or a successor partnership or fund,
Exhibit A-2

or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition to members, partners, shareholders or other equity holders of the undersigned; provided that it shall be a condition to any transfer pursuant to this clause (b) that any transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee were a party hereto, and provided further that it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(c)    the exercise of warrants or the exercise, vesting or settlement of options, restricted stock units or other equity awards to purchase Common Shares granted, in each case pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof and disclosed in the Registration Statement (as defined in the Underwriting Agreement), provided that the restrictions of this Lock-Up Letter Agreement shall apply to Common Shares issued upon such exercise, vesting or settlement;
(d)    transfers to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase Common Shares, in each case, by way of “net” or “cashless” exercise, so long as such “net” or “cashless” exercise is effected solely by the surrender to the Company of the Common Shares subject to outstanding restricted stock units, options, warrants or other securities and the Company’s cancellation of all or a portion thereof solely in an amount sufficient to pay the exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such Common Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Letter Agreement for the duration of the Lock-Up Period;
(e)    transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; provided that it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made during the Lock-Up Period, and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(f)    transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company
Exhibit A-3

and made to all holders of the Company’s share capital involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company or any of its subsidiaries, would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least a majority of the voting power of the outstanding voting share capital of the Company (or the surviving entity)); provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the securities shall remain subject to the provisions of this Lock-Up Letter Agreement;
(g)    the conversion or redesignation, as applicable, of Shares to shares of another class of Common Shares pursuant to the Amended and Restated Bye-Laws of the Company (in the form attached as an exhibit to the Registration Statement), provided that any such Common Shares held by the undersigned upon such conversion or redesignation shall be subject to the terms of this Lock-Up Letter Agreement;
(h)    transfers solely to reflect a change in form of beneficial ownership by the undersigned of Common Shares from direct through the Company’s transfer agent to indirect through a brokerage or similar custodial account established for the benefit of the undersigned (or from indirect to direct through a transfer from the undersigned’s brokerage or similar custodial account to the undersigned’s account with Company’s transfer agent), provided that any Common Shares so transferred shall be notated with a legend (which may be in the form of an electronic notation), for the duration of the Lock-Up Period, stating that such Common Shares are subject to restrictions on transfer under this Lock-Up Letter Agreement;
(i)    transfers solely from one brokerage or similar custodial account of or for the benefit of the undersigned to another, which does not result in a change of beneficial ownership of such Common Shares, provided that any Common Shares so transferred shall be subject to the terms of this Lock-Up Letter Agreement;
(j)    the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that any public announcement or filing with the Commission under the Exchange Act made by any person regarding the establishment of such plan during the Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise
Exhibit A-4

dispose of securities under such plan during the Lock-Up Period in contravention of this Lock-Up Letter Agreement; and
(k)    any demands or requests for, exercises of any right with respect to, or taking of any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Common Shares, provided that no transfer of the undersigned’s Common Shares registered pursuant to the exercise of any such right and no registration statement shall be confidentially submitted or publicly filed under the Securities Act with respect to any of the undersigned’s Common Shares during the Lock-Up Period.
If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Shares that is directed in writing by the Company, (ii) each of Barclays and Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Barclays and Morgan Stanley will notify the Company of the impending release or waiver and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) or any other method permitted by FINRA Rule 5131 at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5), and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.
In furtherance of the foregoing, the Company and its transfer agent are hereby instructed and authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering through the Representatives, if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
[The undersigned understands that the Representatives have not entered into or agreed to enter into any lock-up agreement with any other officer, director or shareholder of the Company that is not substantially similar to this Lock-Up Letter Agreement, provided that if and to the extent that the Representatives enter into or agree to enter into any such lock-up agreement
Exhibit A-5

that is not substantially similar to this Lock-Up Letter Agreement and such lock-up agreement establishes rights or benefits that are more favorable in any material respect than the rights and benefits established in this Lock-Up Letter Agreement, then, the undersigned and each other party to a lock-up agreement with the Representatives that contains a provision to the effect set forth in this paragraph will automatically be deemed have the right to and benefit of any such materially more favorable rights or benefits. In such case, the Representatives shall use commercially reasonable efforts to give prompt notice to the Company of the execution of any such more favorable lock-up agreement (it being understood that the Representatives shall have no liability for any failure to so notify).]1
In the event of any release or waiver by the Representatives of the foregoing restrictions with respect to any undersigned that is a party to the Registration Rights Agreement, dated December 23, 2013, by and between the Company and the signatories thereto (each, an “RRA Party”), the undersigned, if it is an RRA Party, shall be granted the same release or waiver from the foregoing restrictions to the same extent as such other RRA Party.
The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders named therein and the Underwriters.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.
This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).
Delivery of an executed Lock-Up Letter Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
1 Applicable only to certain shareholders that beneficially own more than 5% of the outstanding Common Shares.
Exhibit A-6

Notwithstanding anything to the contrary contained herein, this Lock-Up Letter Agreement shall automatically terminate and the undersigned will be released from all obligations hereunder upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters as described above, (2) December 23, 2023, in the event that the Underwriting Agreement has not been executed by that date or (3) the filing by the Company of an application to withdraw the registration statement related to the Offering prior to the sale of any Shares.
Exhibit A-7

EXHIBIT B
Form of Press Release
Hamilton Insurance Group, Ltd.
[●], 2023
Hamilton Insurance Group, Ltd., (the “Company”) announced today that Barclays Capital Inc. and Morgan Stanley & Co. LLC, the lead book-running managers in the recent public sale of [●] common shares of the Company are [waiving] [releasing] a lock-up restriction with respect to [●] common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 2023, and the shares may be sold or otherwise disposed of on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
Exhibit A-1